UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 3, 2023

Wearable Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56368	26-3534190
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 W. Coast Highway, Suite 200,

Newport Beach, CA

92663

(Address of principal executive offices)

Phone: (949) 270 7460

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2023, Wearable Health Solutions, Inc. (the “Company”) entered into a Promissory Note Agreement (the “Promissory Note”) with its president Peter Pizzino (“Noteholder”), pursuant to which the Company issued to the Noteholder, on November 3, 2023, Secured Note in an aggregate principal amount of $279,940 (the “Notes”), consisting of gross proceeds of loans of $279,940, that were made in cash by Noteholder to the Company over the past year used for operations, which Note shall not be convertible into the Company’s common stock, par value $0.0001 per share.

The Note accrues interest at the rate of 3% per annum and matures on October 7, 2024. Interest on the Note is payable in cash. Upon the occurrence of an event of default, interest accrues at 15% per annum. The Note contains customary default provisions, including provisions for potential acceleration, and covenants, including negative covenants regarding additional indebtedness and dividends. The Company may only prepay the Note with the prior written consent of the respective Noteholder thereof.

Contemporaneously with the execution and delivery of the Promissory Note Agreement, on November 3, 2023, the Company and certain of its wholly-owned subsidiaries entered into a Security Agreement (the “Security Agreement”) and Satisfaction Agreement (“Satisfaction Agreement”) with Peter Pizzino, as collateral agent on behalf of the Noteholder, pursuant to which the Noteholder has been granted a first-priority security interest in any and all assets of the Company in the event of default or demand and such subsidiaries securing (i) an aggregate principal amount of $279,940 in a Note in the Company. The Satisfaction Agreement that the Promissory Note satisfies all of the Noteholder debt and that the Noteholder debt is satisfied in full as to the $279,940 that was paid into the Company.

The Promissory Note Agreement contains customary representations, warranties and covenants, including covenants, subject to certain exceptions, for as long as a Noteholder holds any outstanding Securities, such as, Notes, Warrants, shares underlying the exercise of the Warrants, Conversion Shares, or any additional shares to be issued to the Noteholders, the Company shall amend the terms and conditions of the Purchase Agreement and the transactions contemplated thereby with respect to such Noteholder to give such Noteholder the benefit of any terms or conditions under which the Company agrees to issue or sell any Common Stock or Common Stock equivalents that are more favorable to an investor than the terms and conditions granted to such Noteholder under the Purchase Agreement and the transactions contemplated thereby, within five (5) trading days after disclosure of such issuance or sale.

The foregoing description is qualified in its entirety by reference to the full text of the form of Notes, the Security Agreement and the Satisfaction Agreement, as applicable, a copy of each of which is filed as Exhibit 4.1, Exhibit 10.1, and Exhibit 10.2 hereto, respectively, and each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Report is incorporated by reference herein.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2023, Mr. Harrysen Mittler resigned from the capacity of CEO and as a Director for the Company. The resignation of Mr. Mittler- was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Peter Pizzino our current President and Director will take over as the Company’s CEO.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Secured Convertible Note by and between the Company and Purchasers, dated November 3, 2023.

10.1	Security Agreement by and among the Company, Peter Pizzino, as collateral agent, and the Purchasers, dated November 3, 2023.

10.2	Satisfaction Agreement by and between the Company and Peter Pizzino, dated November 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wearable Health Solutions, Inc.

Date: November 16, 2023	By: /s/ Peter Pizzino
Peter Pizzino
CEO

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